UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2008

Vu1 CORPORATION
(Exact Name of Registrant as specified in its charter)

 California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commissioner File Number)	(IRS Employer Identification No.)

557 Roy Street, Suite 125 Seattle, WA 98109
(Address of principal executive offices)

(888) 985-8881
(Registrant’s telephone number)

TELEGEN CORPORATION
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On September 11, 2008, Vu1 Corporation accepted additional subscriptions for and closed on the sale of 1,311,250 Units in its private placement for gross proceeds of $1,049,000, and the company issued 2,622,500 shares of common stock and warrants to purchase 1,311,250 share of common stock. In addition, Richard Sellers and Richard Herring converted compensation due them totaling $199,500 into 249,375 Units as detailed in Item 5.02, below.

Total Units sold in the private placement through September 11, 2008 were 2,910,625 for gross proceeds of $2,128,975, resulting in the issuance of a total of 5,821,250 shares and warrants for 2,910,625 shares. Prior to the private placement, as of August 14, 2008, there were 72,013,311 shares of common stock issued and outstanding.

The terms of the private placement provide for the offer and sale of up to $7.5 million in Units at a subscription price of $0.80 per Unit. Each Unit consists of two shares of common stock and a two-year Warrant to purchase one share of common stock at an exercise price of $0.60 per share.

The securities are being offered and sold pursuant to the exemptions from registration provided by Rule 506 of Regulation D under the Securities Act of 1933 and Regulation S.

The securities offered and sold have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirements.

This Current Report on Form 8-K is intended to comply with Rule 135c under the Securities Act and shall not constitute an offer to sell, nor shall there be any sale of these securities in the United States or in any jurisdiction in which such offer, solicitation or sale, would be unlawful prior to the registration or qualification under the securities laws of any jurisdiction.

ITEM 5.02  COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On September 9, 2008, our Board of Directors approved the grant of stock options under the 2007 Stock Incentive Plan to our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and other Board members. All options have an exercise price of $1.00 per share, representing the closing market price of our common stock as of that date and expire 10 years from the date of grant, unless earlier exercised or terminated by their terms. The stock option will be evidenced by stock option agreements with each of the officers and directors pursuant to our form stock option agreement, a copy of which was filed as an exhibit to our Current Report on Form 8-K on November 21, 2007.

The following stock option grants detailed below vested immediately:

Recipient	Title	# of shares underlying options

Duncan Troy	Director	150,000
Richard Herring	Director and Chief Executive Officer	200,000
Richard Sellers	Director, President and Chief Operating Officer	150,000
Mark Weber	Director	150,000
Charles Hunt	Director	150,000
Matthew DeVries	Chief Financial Officer	125,000

The following stock option grants vest upon the achievement of certain performance based criteria as determined by our compensation committee and the board of directors that must be achieved no later than December 31, 2008:

Recipient	Title	# of shares underlying options

Richard Herring	Director and Chief Executive Officer	150,000
Richard Sellers	Director, President and Chief Operating Officer	150,000
Charles Hunt	Director	150,000
Matthew DeVries	Chief Financial Officer	75,000

The Board also approved the conversion of unpaid compensation due to Richard Sellers and Richard Herring into Units in our private placement on the same terms as third party investors, at a rate of $0.80 per Unit. Each Unit consists of two shares of common stock and a two-year warrant to purchase one share of common stock at an exercise price of $0.60 per share. Mr. Sellers, our President and Chief Operating Officer, converted $163,500 into 204,375 Units and received 408,750 shares of common stock and warrants to purchase 204,375 shares of common stock. Mr. Herring, our Chief Executive Officer, converted $36,000 into 45,000 Units and received 90,000 shares of common stock and warrants to purchase 45,000 shares of common stock.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION

On September 10, 2008, we filed an amendment to our Amended and Restated Articles of Incorporation with the State of California Secretary of State to increase the number of authorized shares of our common stock from 100,000,000 to 200,000,000. The increase in our authorized common stock was approved by stockholders holding a majority of our outstanding shares of common stock acting by written consent, pursuant to the Proxy Statement filed with the Securities and Exchange Commission on July 7, 2008.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

d.)	Exhibits

3.1	Certificate of Amendment of Articles of Incorporation dated August 25, 2008
3.2	Certificate of Amendment of Articles of Incorporation dated May 19, 2008
3.3	Amended and Restated Articles of Incorporation dated June 30, 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vu1 Corporation

Date: September 15, 2008	By:	/s/ Matthew DeVries
Matthew DeVries Chief Financial Officer